UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MEADE INSTRUMENTS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following letter was sent by Meade Instruments Corp. to shareholders on September 4, 2013.

Meade Instruments Corp. 27 HUBBLE, IRVINE, CALIFORNIA 92618-4209 U.S.A (949) 451-1450 ■ FAX: (949) 748-1604 ■ www.meade.com

Dear Stockholder:

You have previously received proxy material in connection with the Special Meeting of Stockholders of Meade Instruments Corp. (the “Company”) to be held on September 12, 2013 at 10:00 a.m., California time, at the Company’s headquarters located at 27 Hubble, Irvine, California 92618.

As described in the proxy statement, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sunny Optics, Inc. (“SOI”) and Sunny Optics Merger Sub, Inc., pursuant to which SOI will acquire all of the Company’s outstanding common shares for $4.50 per share.

We urge you to read the proxy statement carefully, which provides detailed information about the terms of the proposed transaction and the reasons why the Company’s Board of Directors believes the transaction is fair to, and in the best interests of, the Company and its stockholders. Information on how to access these materials is included at the end of this letter under “Additional Information and Where to Find It.”

The merger cannot be completed unless holders of a majority of our issued and outstanding common shares vote in favor of the adoption of the merger agreement.

According to our latest records, your voting instructions for this meeting have not been received. Regardless of the number of shares you own, it is important they be represented at the meeting. If you do not vote, the effect will be a vote against the merger transaction. If we do not receive the approval of holders of a majority of our issued and outstanding common shares, the currently proposed merger transaction will not be completed, and our stockholders will not receive the $4.50 per share consideration payable under the merger agreement.

Please vote your shares of stock now so that your vote can be counted. You may use one of the options below to ensure that your vote is promptly recorded in time for the Special Meeting:

•	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy voting form. Follow the instructions on your proxy card to cast your vote.

•	VOTE VIA THE INTERNET: You may cast your vote by logging onto www.proxyvote.com identified on the enclosed proxy voting form and following the instructions on the screen.

•	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent, Alliance Advisors, toll free at 855-737-3180.

Thank you for your support.

Sincerely,

/s/ John A. Elwood
John A. Elwood
Chief Financial Officer

Additional Information and Where to Find It

In connection with the Merger, the Company filed with the SEC and furnished to the Company’s stockholders the proxy statement and other relevant documents. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC by contacting the Company at (949) 451-1450 extension 6295.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Merger is set forth in the proxy statement and the other relevant documents filed with the SEC. You can find information about the Company’s executive officers and its directors in its Annual Report on Form 10-K for the fiscal year ended February 28, 2013.